SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 4, 2016
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairment.
On January 4, 2016, the board of directors (the “Board”) of DuPont Fabros Technology, Inc. (the “Company”) determined that the Company will market its NJ1 data center facility for sale. As a result of this determination, and based on the Company’s estimate of the current fair value of NJ1, on January 4, 2016, the Board also determined that the Company will incur a non-cash impairment charge for the quarter ended December 31, 2015, which the Company expects to be between $115 million and $135 million. This impairment charge will decrease the book value of the NJ1 data center facility to its estimated fair value. The Company cannot provide any assurances that it will be able to sell the NJ1 data center facility or that any sale price will not be more or less than the book value of NJ1, as adjusted by this impairment charge.

Item 8.01. Other Events.
On January 5, 2016, the Company announced that it plans to market its NJ1 data center facility for sale. A copy of the press release announcing the Company’s marketing plans is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

January 5, 2016	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 5, 2016